SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 7, 1997



                      HANOVER GOLD COMPANY, INC.
       (Exact name of registrant as specified in its charter)


Delaware                      0-23022                       11-2740461
(State or other             (Commission                   (IRS Employer
jurisdiction of             File Number)               Identification No.)
incorporation)



                 1000 Northwest Boulevard, Suite 100
                     Coeur d'Alene, Idaho 83814
               (Address of principal executive offices)

    Registrant's telephone number, including area code: (208) 664-4653

Item 5.  Other Events.

Hanover Gold Company, Inc. ("Hanover") announced on March 10, 1997 that it had entered into an agreement, dated March 7, 1997, with Easton-Pacific and Riverside Mining Company ("Easton-Pacific") for the acquisition of all of the issued and outstanding shares of capital stock of Easton-Pacific in exchange for 7,000,000 shares of Hanover's common stock, following which Easton-Pacific will become a wholly-owned subsidiary of Hanover. Easton-Pacific has advised the Company that it owns or controls 36 patented and 137 unpatented mining claims in the Brown Gulch area, in a claims block that is contiguous to the Company's claims block, and an interest in an additional 35 patented and 58 unpatented claims near Norris and Pony, Montana, some 35 miles northwest of Browns Gulch.

The Hanover common stock to be issued to the holders of Easton-Pacific's capital stock in the transaction will be included in an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") and will generally be freely transferable following such issuance. Certain affiliates of Easton-Pacific will be required to enter into lock-up agreements as part of the transaction, however, prohibiting the resale of any shares of Hanover common stock received in the transaction for a period of six months and limiting the number of shares that may be sold for during the ensuing twelve-month period. In addition, Richard J. Fisher, Easton-Pacific's current chairman and president, will be appointed to Hanover's board of directors at closing.

It is expected that the transaction will close no later than June 30, 1997. As a condition to moving forward with the preparation and filing of the registration statement under the Securities Act and the preparation of proxy materials to be used in conjunction with the special meetings of stockholders of Hanover and Easton-Pacific, each holder of more than five percent (5%) of Easton-Pacific's capital stock has agreed to execute and deliver irrevocable proxies instructing the proxies named therein to vote the shares of Easton-Pacific held by such persons for approval of the transaction.

Closing is specifically conditioned on: the approval of definitive transaction documents; the filing by Hanover of an effective registration statement under the Securities Act (which registration statement may take the form of a post-effective amendment to its current registration statement) with respect to the shares of common stock to be issued by Hanover in the transaction; the approval of the transaction by Hanover's stockholders in accordance with proposed requirements of the Nasdaq Stock Market; the approval of the transaction by the shareholders of Easton-Pacific; and the delivery of an opinion of counsel to Easton-Pacific to the effect that the transaction will be tax free to Easton-Pacific and its shareholders.

As part of the transaction, N. A. Degerstrom ("Degerstrom"), an affiliate of Hanover, has guaranteed payment of Hanover's obligations to the landowner-lessees of its mining claims for a period of eighteen months, or until August 7, 1998, up to an amount of $2,891,210; such guaranty will take effect in the event Hanover is unable for any reason to meet such obligations. As consideration for such guarantee, Hanover's board of directors is expected to approve the grant to Degerstrom of options to purchase up to 2,312,968 shares of Hanover's common stock, which options will be exercisable at the price of $1.25 per share for a period of three years from the date of grant. Payments made by Degerstrom pursuant to the guaranty, if any, will be credited toward the exercise of such options.

It is anticipated that the transactions will be accounted for by Hanover as a purchase of assets as opposed to a pooling of interests.

Hanover had previously announced, in February of 1996, that it had entered into a letter of intent with Easton-Pacific contemplating the possible merger of Easton-Pacific into the Company in exchange for 14,368,713 shares of Hanover's common stock. Although that letter of intent expired in July of 1996, representatives of Hanover and Easton-Pacific continued to discuss the possibility of combining their respective mining properties. These discussions lead to the agreement that was signed on March 7th.

Item 7.  Financial Statements and Exhibits.

No financial statements are required to be included as part of this report.

The exhibits hereto consist of:

     (a) A copy of the letter agreement, dated March 7, 1997, and the exhibits thereto, by and between Hanover and Easton-Pacific; and

     (b)  A copy of the Hanover's press release dated March 10, 1997.

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HANOVER GOLD COMPANY, INC.


                                   By  /s/ James A. Fish
                                     --------------------------------
                                      its President and
                                      Chief Executive Officer